UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 6, 2009

Date of Earliest Event Reported: October 2, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 2, 2009, the New York Stock Exchange (NYSE) notified Boise Inc. that the company had regained compliance with the NYSE’s quantitative continued listing standards. The notice stated that the decision resulted from the company’s consistent, positive performance with respect to its original business plan submission, the achievement of compliance with the NYSE’s minimum share price requirement on May 31, 2009, and the achievement of compliance with the NYSE’s minimum market capitalization requirement over the past two quarterly review periods. As of October 2, the company’s common stock closed at $5.15 per share, with a market capitalization of $435 million.

As previously reported, the company had received a letter of noncompliance from the NYSE in November 2008 notifying the company it had fallen below both the minimum share price and market capitalization requirements for continued listing on the NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

	By	/s/ KAREN E. GOWLAND
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: October 6, 2009